Exhibit 99.1

FOR IMMEDIATE RELEASE

July 25, 2019

Columbia Banking System Announces Second Quarter 2019 Results,
and Quarterly Cash Dividend

Highlights

•
Record quarterly net income of $51.7 million and diluted earnings per share of $0.71, inclusive of $4.9 million of loan interest recoveries related to nonaccrual loans and $3.0 million in bank-owned life insurance benefits

•	Net interest margin of 4.40%, an increase of 8 basis points from the linked quarter

•	Net loans increased $126.2 million, or 5.92% on an annualized basis from record second quarter loan production of $400.7 million

•	Nonperforming assets to period end assets ratio improved for the sixth consecutive quarter to 0.31%

•	Repurchased 624 thousand shares of common stock during the quarter

•	Regular cash dividend declared of $0.28 per share

TACOMA, Washington, July 25, 2019 -- Hadley Robbins, President and Chief Executive Officer of Columbia Banking System and Columbia Bank (NASDAQ: COLB) (“Columbia”), said today upon the release of Columbia’s second quarter 2019 earnings, “We are quite pleased with the strong but disciplined loan growth in the quarter. That disciplined approach to our lending also comes through in the excellent credit quality of the portfolio at the midway point of 2019. We are confident that our focus on driving sustainable revenue growth combined with a disciplined approach to expense management will continue to drive long term shareholder value.”

Balance Sheet
Total assets at June 30, 2019 were $13.09 billion, an increase of $26.4 million from the linked quarter. Loans were $8.65 billion, up $126.2 million, or 5.9% annualized, from March 31, 2019 as a result of loan originations of $400.7 million and increased seasonal line utilization partially offset by payments. Securities available for sale were $2.86 billion at June 30, 2019, a decrease of $162.9 million from $3.03 billion at March 31, 2019 as earning assets rotated into loans. Total deposits at June 30, 2019 were $10.21 billion, a decrease of $157.4 million from March 31, 2019. Core deposits comprised 96% of total deposits and were $9.77 billion at June 30, 2019, a decrease of $131.2 million from March 31, 2019. Deposit mix remained fairly consistent from March 31, 2019 with 50% noninterest-bearing and 50% interest-bearing. The average cost of total deposits for the quarter was 20 basis points, an increase of 2 basis points from the first quarter of 2019, on an actual/actual basis. For additional information regarding this calculation, see the “Net Interest Margin” section.
Clint Stein, Columbia’s Executive Vice President and Chief Operating Officer, stated, “Our bankers continue to excel in a very competitive business environment by delivering record first half loan production.” Mr. Stein continued, “Their performance is both a testament to their capabilities and impressive given their continued adherence to our credit disciplines.”
Income Statement
Net Interest Income
Net interest income for the second quarter of 2019 was $125.1 million, an increase of $4.1 million and $8.4 million from the linked quarter and the prior year period, respectively. The increase in net interest income for the linked quarter was primarily due to $4.9 million of interest recoveries on nonaccrual loans received in the second quarter of 2019 related to two lending relationships. Partially offsetting these loan interest recoveries, interest expense on Federal Home Loan Bank (“FHLB”) advances increased due to both higher average borrowings and higher average rates compared to the linked quarter. The increase in net interest income over the prior year period was primarily due to the previously mentioned loan interest recoveries. In addition, interest income on loans and taxable securities increased due to both higher average balances and higher rates. For additional information regarding net interest income, see the “Net Interest Margin” section and the “Average Balances and Rates” tables.
Noninterest Income
Noninterest income was $25.6 million for the second quarter of 2019, an increase of $4.0 million from the first quarter of 2019. The linked quarter increase was principally due to $3.0 million in bank-

owned life insurance (“BOLI”) benefits and a $667 thousand gain on disposal of loans realized during the second quarter. Compared to the second quarter of 2018, noninterest income increased $2.0 million. The increase from the prior year period was due to the previously noted BOLI benefits and the gain on disposal of loans during the quarter, partially offset by lower card revenue during the current quarter because, as of July 1, 2018, we became subject to the interchange fee cap imposed under the Dodd-Frank Act.
Noninterest Expense
Total noninterest expense for the second quarter of 2019 was $86.7 million, an increase of $2.0 million from the first quarter of 2019. The increase in noninterest expense was a result of higher legal and professional fees and other expenses which were partially offset by a decrease in Other Real Estate Owned (“OREO”) expense. The increase in professional expense was primarily due to expenses related to the on-going digital corporate initiative, while other expenses increased $1.8 million as a result of increases in off-balance sheet reserves and sponsorships during the quarter. These increases in noninterest expense were partially offset by a $705 thousand net benefit of OREO in the second quarter, due to a gain on the sale of OREO, compared to a cost of OREO of $113 thousand for the linked quarter.
Compared to the second quarter of 2018, noninterest expense increased by $2.1 million. After removing acquisition-related expenses of $2.8 million from the second quarter of 2018, year over year noninterest expense increased $4.9 million, or 6%. This increase was primarily driven by higher compensation and employee benefits and legal and professional expenses partially offset by a decrease in OREO expenses. Salary expense increased as a result of the rise in the number of employees compared to June 30, 2018. Legal and professional fees were $2.6 million higher in the second quarter of 2019 primarily due to expenses related to the digital corporate initiative. These increases in expenses were partially offset by a net benefit on OREO in the second quarter of 2019, as previously noted, compared to a net cost of $758 thousand during the second quarter of 2018.
Net Interest Margin
Beginning January 2019, our net interest margin was calculated using the actual number of days on an actual/actual basis. This change was done to provide more meaningful trend information for our net interest margin regardless of the number of days in the period. Prior periods, which were previously reported on a 30/360 basis, have been restated to conform to the current basis.

Columbia’s net interest margin (tax equivalent) for the second quarter of 2019 was 4.40%, an increase of 8 basis points and 10 basis points from the linked quarter and prior year period, respectively. The increase in the net interest margin (tax equivalent) compared to the linked quarter was driven by the previously noted $4.9 million of loan interest recoveries, or 17 basis points, partially offset by lower rates on taxable securities and higher average rates on FHLB advances. Compared to the prior year period, the increased net interest margin (tax equivalent) was driven by the previously noted interest recoveries and higher rates on the loan portfolio, partially offset by higher rates on our deposits and borrowings.
Columbia’s operating net interest margin (tax equivalent)(2) was 4.38% for the second quarter of 2019, which increased 5 and 10 basis points compared to the linked quarter and the prior year period, respectively. The increases in the operating net interest margin for the current quarter compared to the linked quarter and the prior year quarter were due to the items previously noted in the preceding paragraph.
The following table shows the impact to interest income resulting from income accretion on acquired loan portfolios as well as the net interest margin and operating net interest margin:

	Three Months Ended					Six Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,	June 30,	June 30,
	2019	2019	2018	2018	2018	2019	2018
	(dollars in thousands)
Incremental accretion income due to:
FDIC purchased credit impaired loans	$579	$288	$395	$585	$326	$867	$655
Other acquired loans	2,084	1,747	2,218	2,643	2,690	3,831	6,060
Incremental accretion income	$2,663	$2,035	$2,613	$3,228	$3,016	$4,698	$6,715

Net interest margin (tax equivalent) (1)	4.40%	4.32%	4.36%	4.37%	4.30%	4.36%	4.29%
Operating net interest margin (tax equivalent) (1)(2)	4.38%	4.33%	4.34%	4.34%	4.28%	4.36%	4.26%
__________
(1) Beginning January 2019, net interest margin (tax equivalent) and operating net interest margin (tax equivalent) were calculated using the actual number of days on an actual/actual basis. This change was done to provide more meaningful trend information for our net interest margin regardless of the number of days in the period. Prior periods, which were previously reported on a 30/360 basis, have been restated to conform to the current basis.
(2) Operating net interest margin (tax equivalent) is a non-GAAP financial measure. See the section titled “Non-GAAP Financial Measures” in this earnings release for the reconciliation of operating net interest margin (tax equivalent) to net interest margin.

Asset Quality
At June 30, 2019, nonperforming assets to total assets were 0.31% compared to 0.45% at March 31, 2019. Total nonperforming assets decreased $18.5 million from the linked quarter due to a decrease in both nonaccrual loans and OREO.
Andy McDonald, Columbia’s Executive Vice President and Chief Credit Officer, commented, “I’m really proud of our bankers and their consistent disciplined approach to managing credit risk,

especially our Special Credits team. The reduction in nonperforming assets combined with interest recoveries of $4.9 million made it an exemplary quarter.”
The following table sets forth information regarding nonaccrual loans and total nonperforming assets:

	June 30, 2019	March 31, 2019	December 31, 2018
	(in thousands)
Nonaccrual loans:
Commercial business	$23,997	$35,577	$35,513
Real estate:
One-to-four family residential	860	923	1,158
Commercial and multifamily residential	11,843	13,301	14,904
Total real estate	12,703	14,224	16,062
Real estate construction:
One-to-four family residential	—	—	318
Consumer	2,338	2,814	2,949
Total nonaccrual loans	39,038	52,615	54,842
OREO and other personal property owned	1,118	6,075	6,049
Total nonperforming assets	$40,156	$58,690	$60,891

The following table provides an analysis of the Company’s allowance for loan and lease losses:

	Three Months Ended			Six Months Ended
	June 30, 2019	March 31, 2019	June 30, 2018	June 30, 2019	June 30, 2018
	(in thousands)
Beginning balance, loans excluding PCI loans	$80,029	$79,758	$74,162	$79,758	$68,739
Beginning balance, PCI loans	3,245	3,611	5,665	3,611	6,907
Beginning balance	83,274	83,369	79,827	83,369	75,646
Charge-offs:
Commercial business	(4,118)	(1,249)	(5,775)	(5,367)	(8,252)
One-to-four family residential real estate	—	(2)	—	(2)	—
Commercial and multifamily residential real estate	—	—	—	—	(223)
One-to-four family residential real estate construction	—	(170)	—	(170)	—
Consumer	(354)	(478)	(232)	(832)	(496)
Purchased credit impaired	(815)	(1,089)	(1,235)	(1,904)	(2,578)
Total charge-offs	(5,287)	(2,988)	(7,242)	(8,275)	(11,549)
Recoveries:
Commercial business	547	480	1,543	1,027	2,345
One-to-four family residential real estate	20	17	196	37	368
Commercial and multifamily residential real estate	33	31	640	64	799
One-to-four family residential real estate construction	661	60	14	721	33
Commercial and multifamily residential real estate construction	1	—	—	1	—
Consumer	178	238	270	416	530
Purchased credit impaired	872	705	927	1,577	2,151
Total recoveries	2,312	1,531	3,590	3,843	6,226
Net charge-offs	(2,975)	(1,457)	(3,652)	(4,432)	(5,323)
Provision for loan and lease losses, excluding PCI loans	251	1,344	4,550	1,595	11,525
Provision (recapture) for loan and lease losses, PCI loans	(33)	18	(575)	(15)	(1,698)
Provision for loan and lease losses	218	1,362	3,975	1,580	9,827
Ending balance, loans excluding PCI loans	77,248	80,029	75,368	77,248	75,368
Ending balance, PCI loans	3,269	3,245	4,782	3,269	4,782
Ending balance	$80,517	$83,274	$80,150	$80,517	$80,150
The allowance for loan and lease losses to period end loans was 0.93% at June 30, 2019 compared to 0.98% at March 31, 2019. For the second quarter of 2019, Columbia recorded a net provision for loan and lease losses of $218 thousand compared to a net provision of $1.4 million for the linked quarter and a net provision of $4.0 million for the comparable quarter last year. The net provision for loan and lease losses recorded during the current quarter consisted of $251 thousand of provision expense for loans, excluding PCI loans, and a provision recapture of $33 thousand for PCI loans.

Organizational Update
During the first six months of 2019, the Bank received the following accolades:

•	For the 13th consecutive year, named as one of Washington’s Best Workplaces by Puget Sound Business Journal;

•	Winner of the 2018 Corporate Citizenship Award for midsize companies in Washington state from the Puget Sound Business Journal;

•	Selected as Best Bank and Best Large Business in The Best of South Sound reader’s choice poll for 2019 by South Sound Magazine;

•	Received the Corporate Award of the Year for work with Small Business Association Loans to minority owned businesses from the Oregon Association of Minority Entrepreneurs;

•	Selected as one of the Best Banks in the Best of The Mid-Valley, in the annual reader’s poll by the Salem Statesman Journal;

•	Columbia Bank’s Board of Directors was awarded the Governance Award for their service to the Bank and the community by Seattle Business Magazine;

•	Recognized as one of the Best Places to Work in Idaho by Populus Marketing Research;

•	Awarded the 2018 National Association of Secretaries of State Medallion for outstanding work to improve lives in Washington communities from The State of Washington Secretary of State’s Office, and

•	Selected as one of America’s Best Banks of 2019 among the nation’s 100 largest publicly traded banks and thrifts by Forbes.
Cash Dividend Announcement
Columbia will pay a regular cash dividend of $0.28 per common share on August 21, 2019 to shareholders of record as of the close of business on August 7, 2019.
Conference Call Information
Columbia’s management will discuss the second quarter 2019 financial results on a conference call scheduled for Thursday, July 25, 2019 at 10:00 a.m. Pacific Daylight Time (1:00 p.m. EDT). Interested parties may join the live-streamed event by using the site:
https://engage.vevent.com/rt/columbiabankingsysteminc~072519
The conference call can also be accessed on Thursday, July 25, 2019 at 10:00 a.m. Pacific Daylight Time (1:00 p.m. EDT) by calling 888-286-8956; Conference ID: 5179848.
A replay of the call can be accessed beginning Friday, July 26, 2019 using the site:
https://engage.vevent.com/rt/columbiabankingsysteminc~072519

About Columbia
Headquartered in Tacoma, Washington, Columbia Banking System, Inc. is the holding company of Columbia Bank, a Washington state-chartered full-service commercial bank with locations throughout Washington, Oregon and Idaho. For the 13th consecutive year, the bank was named in 2019 as one of Puget Sound Business Journal's “Washington’s Best Workplaces.” For the 8th consecutive year, Columbia was included in the 2019 Forbes America’s Best Banks list.
More information about Columbia can be found on its website at www.columbiabank.com.

Note Regarding Forward-Looking Statements
This news release includes forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward looking statements include, but are not limited to, descriptions of Columbia’s management’s expectations regarding future events and developments such as future operating results, growth in loans and deposits, continued success of Columbia’s style of banking and the strength of the local economy. The words “will,” “believe,” “expect,” “intend,” “should,” and “anticipate” or the negative of these words or words of similar construction are intended in part to help identify forward looking statements. Future events are difficult to predict, and the expectations described above are necessarily subject to risks and uncertainties, many of which are outside our control, that may cause actual results to differ materially and adversely. In addition to discussions about risks and uncertainties set forth from time to time in Columbia’s filings with the Securities and Exchange Commission, available at the SEC’s website at www.sec.gov and the Company’s website at www.columbiabank.com, include the “Risk Factors,” “Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of our annual reports on Form 10-K and quarterly reports on Form 10-Q, (as applicable), factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among others, the following: (1) local, national and international economic conditions may be less favorable than expected or have a more direct and pronounced effect on Columbia than expected and adversely affect Columbia’s ability to continue its internal growth at historical rates and maintain the quality of its earning assets; (2) changes in interest rates could significantly reduce net interest income and negatively affect funding sources; (3) projected business increases following strategic expansion or opening or acquiring new branches may be lower than expected; (4) costs or difficulties related to the integration of acquisitions may be greater than expected; (5) competitive pressure among financial institutions may increase significantly; (6) failure to maintain effective internal controls over financial reporting or disclosure controls and procedures may adversely affect our business; (7) reliance on and cost of technology may increase; and (8) legislation or regulatory requirements or changes may adversely affect the businesses in which Columbia is engaged. We believe the expectations reflected in our forward-looking statements are reasonable, based on information available to us on the date hereof. However, given the described uncertainties and risks, we cannot guarantee our future performance or results of operations and you should not place undue reliance on these forward-looking statements which speak only as of the date hereof. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by the federal securities laws. The factors noted above and the risks and uncertainties described in our SEC filings should be considered when reading any forward-looking statements in this release.

Contacts:	Hadley S. Robbins,
President and
Chief Executive Officer

Gregory A. Sigrist,
Executive Vice President and
Chief Financial Officer

Investor Relations
InvestorRelations@columbiabank.com
253-305-1921

CONSOLIDATED BALANCE SHEETS
Columbia Banking System, Inc.
Unaudited				June 30,	March 31,	December 31,
				2019	2019	2018
				(in thousands)
ASSETS
Cash and due from banks				$224,327	$178,591	$260,180
Interest-earning deposits with banks				34,332	33,482	17,407
Total cash and cash equivalents				258,659	212,073	277,587
Debt securities available for sale at fair value				2,864,418	3,027,270	3,167,448
Federal Home Loan Bank (“FHLB”) stock at cost				29,800	25,600	25,960
Loans held for sale				12,189	4,017	3,849
Loans, net of unearned income				8,646,990	8,520,798	8,391,511
Less: allowance for loan and lease losses				80,517	83,274	83,369
Loans, net				8,566,473	8,437,524	8,308,142
Interest receivable				46,878	46,835	45,323
Premises and equipment, net				167,295	168,139	168,788
Other real estate owned				1,118	6,075	6,019
Goodwill				765,842	765,842	765,842
Other intangible assets, net				40,540	43,189	45,937
Other assets				337,596	327,872	280,250
Total assets				$13,090,808	$13,064,436	$13,095,145
LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits:
Noninterest-bearing				$5,082,219	$5,106,568	$5,227,216
Interest-bearing				5,129,380	5,262,441	5,230,910
Total deposits				10,211,599	10,369,009	10,458,126
FHLB advances				495,496	390,510	399,523
Securities sold under agreements to repurchase				50,226	23,018	61,094
Subordinated debentures				35,370	35,416	35,462
Other liabilities				164,479	157,863	107,291
Total liabilities				10,957,170	10,975,816	11,061,496
Commitments and contingent liabilities
	June 30,	March 31,	December 31,
	2019	2019	2018
	(in thousands)
Preferred stock (no par value)
Authorized shares	2,000	2,000	2,000
Common stock (no par value)
Authorized shares	115,000	115,000	115,000
Issued	73,548	73,565	73,249
Outstanding	72,924	73,565	73,249	1,644,922	1,642,977	1,642,246
Retained earnings				463,429	442,597	426,708
Accumulated other comprehensive income (loss)				47,150	3,046	(35,305)
Treasury stock at cost	624	—	—	(21,863)	—	—
Total shareholders’ equity				2,133,638	2,088,620	2,033,649
Total liabilities and shareholders’ equity				$13,090,808	$13,064,436	$13,095,145

CONSOLIDATED STATEMENTS OF INCOME
Columbia Banking System, Inc.	Three Months Ended			Six Months Ended
Unaudited	June 30,	March 31,	June 30,	June 30,	June 30,
	2019	2019	2018	2019	2018
Interest Income	(in thousands except per share amounts)
Loans	$116,585	$108,416	$105,412	$225,001	$208,439
Taxable securities	15,918	17,415	11,923	33,333	24,631
Tax-exempt securities	2,712	2,969	3,063	5,681	6,127
Deposits in banks	207	88	151	295	496
Total interest income	135,422	128,888	120,549	264,310	239,693
Interest Expense
Deposits	4,976	4,498	2,572	9,474	5,081
FHLB advances	4,708	2,685	815	7,393	1,385
Subordinated debentures	468	468	468	936	936
Other borrowings	154	215	20	369	136
Total interest expense	10,306	7,866	3,875	18,172	7,538
Net Interest Income	125,116	121,022	116,674	246,138	232,155
Provision for loan and lease losses	218	1,362	3,975	1,580	9,827
Net interest income after provision for loan and lease losses	124,898	119,660	112,699	244,558	222,328
Noninterest Income
Deposit account and treasury management fees	9,035	8,980	8,683	18,015	17,423
Card revenue	3,763	3,662	6,616	7,425	12,429
Financial services and trust revenue	3,425	2,957	3,219	6,382	5,949
Loan revenue	3,596	2,389	3,054	5,985	6,240
Bank owned life insurance	1,597	1,519	1,712	3,116	3,138
Investment securities gains (losses), net	285	1,847	(33)	2,132	(11)
Other	3,947	342	441	4,289	1,667
Total noninterest income	25,648	21,696	23,692	47,344	46,835
Noninterest Expense
Compensation and employee benefits	52,015	52,085	48,949	104,100	99,519
Occupancy	8,712	8,809	9,276	17,521	19,397
Data processing	4,601	4,669	5,221	9,270	10,491
Legal and professional fees	6,554	4,573	4,171	11,127	7,408
Amortization of intangibles	2,649	2,748	3,088	5,397	6,276
Business and Occupation ("B&O") taxes (1)	1,411	1,876	1,459	3,287	2,776
Advertising and promotion	870	974	1,622	1,844	3,051
Regulatory premiums	956	984	937	1,940	1,874
Net cost (benefit) of operation of other real estate owned	(705)	113	758	(592)	759
Other (1)	9,665	7,869	9,162	17,534	19,079
Total noninterest expense	86,728	84,700	84,643	171,428	170,630
Income before income taxes	63,818	56,656	51,748	120,474	98,533
Provision for income taxes	12,094	10,785	9,999	22,879	16,814
Net Income	$51,724	$45,871	$41,749	$97,595	$81,719
Earnings per common share
Basic	$0.71	$0.63	$0.57	$1.33	$1.12
Diluted	$0.71	$0.63	$0.57	$1.33	$1.12
Dividends declared per common share - regular	$0.28	$0.28	$0.26	$0.56	$0.48
Dividends declared per common share - special	0.14	0.14	—	0.28	—
Dividends declared per common share - total	$0.42	$0.42	$0.26	$0.84	$0.48
Weighted average number of common shares outstanding	72,451	72,521	72,385	72,486	72,343
Weighted average number of diluted common shares outstanding	72,451	72,524	72,390	72,487	72,347
__________
(1) Beginning the first quarter of 2019, B&O taxes were reported separately from other taxes, licenses and fees, which are now reported under “other noninterest expense.” Prior periods have been reclassified to conform to current period presentation.

FINANCIAL STATISTICS
Columbia Banking System, Inc.	Three Months Ended			Six Months Ended
Unaudited	June 30,	March 31,	June 30,	June 30,	June 30,
	2019	2019	2018	2019	2018
Earnings	(dollars in thousands except per share amounts)
Net interest income	$125,116	$121,022	$116,674	$246,138	$232,155
Provision for loan and lease losses	$218	$1,362	$3,975	$1,580	$9,827
Noninterest income	$25,648	$21,696	$23,692	$47,344	$46,835
Noninterest expense	$86,728	$84,700	$84,643	$171,428	$170,630
Acquisition-related expense (included in noninterest expense)	$—	$—	$2,822	$—	$7,087
Net income	$51,724	$45,871	$41,749	$97,595	$81,719
Per Common Share
Earnings (basic)	$0.71	$0.63	$0.57	$1.33	$1.12
Earnings (diluted)	$0.71	$0.63	$0.57	$1.33	$1.12
Book value	$29.26	$28.39	$26.83	$29.26	$26.83
Tangible book value per common share (1)	$18.20	$17.39	$15.66	$18.20	$15.66
Averages
Total assets	$13,096,413	$13,048,041	$12,529,540	$13,072,360	$12,566,138
Interest-earning assets	$11,606,727	$11,561,627	$11,052,807	$11,584,301	$11,087,587
Loans	$8,601,819	$8,406,664	$8,389,230	$8,504,781	$8,369,097
Securities, including equity securities and FHLB stock	$2,969,749	$3,140,201	$2,628,292	$3,054,504	$2,655,122
Deposits	$10,186,371	$10,271,016	$10,264,822	$10,228,459	$10,299,459
Interest-bearing deposits	$5,174,875	$5,226,396	$5,390,869	$5,200,493	$5,398,259
Interest-bearing liabilities	$5,841,425	$5,802,965	$5,611,055	$5,822,301	$5,619,408
Noninterest-bearing deposits	$5,011,496	$5,044,620	$4,873,953	$5,027,966	$4,901,200
Shareholders’ equity	$2,096,157	$2,044,832	$1,954,552	$2,070,636	$1,951,928
Financial Ratios
Return on average assets	1.58%	1.41%	1.33%	1.49%	1.30%
Return on average common equity	9.87%	8.97%	8.54%	9.43%	8.37%
Return on average tangible common equity (1)	16.71%	15.57%	15.57%	16.15%	15.33%
Average equity to average assets	16.01%	15.67%	15.60%	15.84%	15.53%
Shareholders equity to total assets	16.30%	15.99%	15.56%	16.30%	15.56%
Tangible common shareholders’ equity to tangible assets (1)	10.80%	10.44%	9.71%	10.80%	9.71%
Net interest margin (tax equivalent) (2)	4.40%	4.32%	4.30%	4.36%	4.29%
Efficiency ratio (tax equivalent) (3)	56.57%	58.33%	59.29%	57.43%	60.16%
Operating efficiency ratio (tax equivalent) (1)	56.34%	57.54%	56.02%	56.93%	56.80%
Noninterest expense ratio	2.65%	2.60%	2.70%	2.62%	2.72%
Core noninterest expense ratio (1)	2.65%	2.60%	2.61%	2.62%	2.60%
	June 30,	March 31,	December 31,
Period end	2019	2019	2018
Total assets	$13,090,808	$13,064,436	$13,095,145
Loans, net of unearned income	$8,646,990	$8,520,798	$8,391,511
Allowance for loan and lease losses	$80,517	$83,274	$83,369
Securities, including equity securities and FHLB stock	$2,894,218	$3,052,870	$3,193,408
Deposits	$10,211,599	$10,369,009	$10,458,126
Core deposits	$9,767,776	$9,898,982	$9,973,840
Shareholders’ equity	$2,133,638	$2,088,620	$2,033,649
Nonperforming assets
Nonaccrual loans	$39,038	$52,615	$54,842
Other real estate owned (“OREO”) and other personal property owned (“OPPO”)	1,118	6,075	6,049
Total nonperforming assets	$40,156	$58,690	$60,891
Nonperforming loans to period-end loans	0.45%	0.62%	0.65%
Nonperforming assets to period-end assets	0.31%	0.45%	0.46%
Allowance for loan and lease losses to period-end loans	0.93%	0.98%	0.99%
Net loan charge-offs (for the three months ended)	$2,975	$1,457	$2,207
__________
(1) This is a non-GAAP measure. See section titled "Non-GAAP Financial Measures" on the last three pages of this earnings release for a reconciliation to the most comparable GAAP measure.
(2) Beginning January 2019, net interest margin was calculated using the actual number of days and on an actual/actual basis. This change was done to provide more meaningful trend information for our net interest margin regardless of the number of days in the period. Prior periods, which were previously reported on a 30/360 basis, have been restated to conform to the current basis.
(3) Noninterest expense divided by the sum of net interest income on a tax equivalent basis and noninterest income on a tax equivalent basis.

QUARTERLY FINANCIAL STATISTICS
Columbia Banking System, Inc.	Three Months Ended
Unaudited	June 30,	March 31,	December 31,	September 30,	June 30,
	2019	2019	2018	2018	2018
Earnings	(dollars in thousands except per share amounts)
Net interest income	$125,116	$121,022	$123,888	$122,796	$116,674
Provision for loan and lease losses	$218	$1,362	$1,789	$3,153	$3,975
Noninterest income	$25,648	$21,696	$20,402	$21,019	$23,692
Noninterest expense	$86,728	$84,700	$87,019	$82,841	$84,643
Acquisition-related expense (included in noninterest expense)	$—	$—	$493	$1,081	$2,822
Net income	$51,724	$45,871	$44,748	$46,415	$41,749
Per Common Share
Earnings (basic)	$0.71	$0.63	$0.61	$0.63	$0.57
Earnings (diluted)	$0.71	$0.63	$0.61	$0.63	$0.57
Book value	$29.26	$28.39	$27.76	$27.05	$26.83
Averages
Total assets	$13,096,413	$13,048,041	$12,957,754	$12,805,131	$12,529,540
Interest-earning assets	$11,606,727	$11,561,627	$11,458,470	$11,326,629	$11,052,807
Loans	$8,601,819	$8,406,664	$8,441,354	$8,456,632	$8,389,230
Securities, including equity securities and FHLB stock	$2,969,749	$3,140,201	$2,998,638	$2,849,495	$2,628,292
Deposits	$10,186,371	$10,271,016	$10,560,280	$10,478,800	$10,264,822
Interest-bearing deposits	$5,174,875	$5,226,396	$5,298,590	$5,376,300	$5,390,869
Interest-bearing liabilities	$5,841,425	$5,802,965	$5,599,646	$5,620,997	$5,611,055
Noninterest-bearing deposits	$5,011,496	$5,044,620	$5,261,690	$5,102,500	$4,873,953
Shareholders’ equity	$2,096,157	$2,044,832	$1,988,981	$1,983,317	$1,954,552
Financial Ratios
Return on average assets	1.58%	1.41%	1.38%	1.45%	1.33%
Return on average common equity	9.87%	8.97%	9.00%	9.36%	8.54%
Average equity to average assets	16.01%	15.67%	15.35%	15.49%	15.60%
Shareholders’ equity to total assets	16.30%	15.99%	15.53%	15.29%	15.56%
Net interest margin (tax equivalent) (1)	4.40%	4.32%	4.36%	4.37%	4.30%
Period end
Total assets	$13,090,808	$13,064,436	$13,095,145	$12,956,596	$12,628,586
Loans, net of unearned income	$8,646,990	$8,520,798	$8,391,511	$8,514,317	$8,454,107
Allowance for loan and lease losses	$80,517	$83,274	$83,369	$83,787	$80,150
Securities, including equity securities and FHLB stock	$2,894,218	$3,052,870	$3,193,408	$2,942,655	$2,665,131
Deposits	$10,211,599	$10,369,009	$10,458,126	$10,603,957	$10,384,004
Core deposits	$9,767,776	$9,898,982	$9,973,840	$10,084,687	$9,888,696
Shareholders’ equity	$2,133,638	$2,088,620	$2,033,649	$1,981,395	$1,964,881
Goodwill	$765,842	$765,842	$765,842	$765,842	$765,842
Other intangible assets, net	$40,540	$43,189	$45,937	$48,827	$51,897
Nonperforming assets
Nonaccrual loans	$39,038	$52,615	$54,842	$60,332	$69,504
OREO and OPPO	1,118	6,075	6,049	7,415	7,080
Total nonperforming assets	$40,156	$58,690	$60,891	$67,747	$76,584
Nonperforming loans to period-end loans	0.45%	0.62%	0.65%	0.71%	0.82%
Nonperforming assets to period-end assets	0.31%	0.45%	0.46%	0.52%	0.61%
Allowance for loan and lease losses to period-end loans	0.93%	0.98%	0.99%	0.98%	0.95%
Net loan charge-offs (recoveries)	$2,975	$1,457	$2,207	$(484)	$3,652
__________
(1) Beginning January 2019, net interest margin was calculated using the actual number of days and on an actual/actual basis. This change was done to provide more meaningful trend information for our net interest margin regardless of the number of days in the period. Prior periods, which were previously reported on a 30/360 basis, have been restated to conform to the current basis.

LOAN PORTFOLIO COMPOSITION
Columbia Banking System, Inc.
Unaudited	June 30,	March 31,	December 31,	September 30,	June 30,
	2019	2019	2018	2018	2018
Loan Portfolio Composition - Dollars	(dollars in thousands)
Commercial business	$3,644,051	$3,509,472	$3,438,422	$3,554,147	$3,538,492
Real estate:
One-to-four family residential	279,091	282,673	238,367	232,924	180,522
Commercial and multifamily residential	3,913,546	3,917,833	3,846,027	3,786,615	3,758,207
Total real estate	4,192,637	4,200,506	4,084,394	4,019,539	3,938,729
Real estate construction:
One-to-four family residential	201,783	207,900	217,790	211,629	206,181
Commercial and multifamily residential	255,452	240,458	284,394	349,328	387,951
Total real estate construction	457,235	448,358	502,184	560,957	594,132
Consumer	305,752	312,886	318,945	327,863	326,402
Purchased credit impaired	84,730	88,257	89,760	95,936	101,782
Subtotal loans	8,684,405	8,559,479	8,433,705	8,558,442	8,499,537
Less: Net unearned income	(37,415)	(38,681)	(42,194)	(44,125)	(45,430)
Loans, net of unearned income	8,646,990	8,520,798	8,391,511	8,514,317	8,454,107
Less: Allowance for loan and lease losses	(80,517)	(83,274)	(83,369)	(83,787)	(80,150)
Total loans, net	8,566,473	8,437,524	8,308,142	8,430,530	8,373,957
Loans held for sale	$12,189	$4,017	$3,849	$5,275	$6,773

	June 30,	March 31,	December 31,	September 30,	June 30,
Loan Portfolio Composition - Percentages	2019	2019	2018	2018	2018
Commercial business	42.1%	41.2%	41.0%	41.7%	41.9%
Real estate:
One-to-four family residential	3.2%	3.3%	2.8%	2.7%	2.1%
Commercial and multifamily residential	45.3%	46.1%	45.8%	44.5%	44.4%
Total real estate	48.5%	49.4%	48.6%	47.2%	46.5%
Real estate construction:
One-to-four family residential	2.3%	2.4%	2.6%	2.5%	2.4%
Commercial and multifamily residential	3.0%	2.8%	3.4%	4.1%	4.6%
Total real estate construction	5.3%	5.2%	6.0%	6.6%	7.0%
Consumer	3.5%	3.7%	3.8%	3.9%	3.9%
Purchased credit impaired	1.0%	1.0%	1.1%	1.1%	1.2%
Subtotal loans	100.4%	100.5%	100.5%	100.5%	100.5%
Less: Net unearned income	(0.4)%	(0.5)%	(0.5)%	(0.5)%	(0.5)%
Loans, net of unearned income	100.0%	100.0%	100.0%	100.0%	100.0%

DEPOSIT COMPOSITION
Columbia Banking System, Inc.
Unaudited
	June 30,	March 31,	December 31,	September 30,	June 30,
	2019	2019	2018	2018	2018
Deposit Composition - Dollars	(dollars in thousands)
Core deposits:
Demand and other noninterest-bearing	$5,082,219	$5,106,568	$5,227,216	$5,250,222	$4,953,993
Interest-bearing demand	1,251,211	1,270,047	1,244,254	1,260,543	1,278,686
Money market	2,317,294	2,389,024	2,367,964	2,413,185	2,513,648
Savings	888,132	897,329	890,557	908,945	875,707
Certificates of deposit, less than $250,000	228,920	236,014	243,849	251,792	266,662
Total core deposits	9,767,776	9,898,982	9,973,840	10,084,687	9,888,696

Certificates of deposit, $250,000 or more	105,782	101,965	89,473	90,387	91,578
Certificates of deposit insured by CDARS®	16,559	22,890	23,580	23,841	23,492
Brokered certificates of deposit	40,502	51,375	57,930	65,476	68,870
Reciprocal money market accounts	281,247	294,096	313,692	340,044	311,935
Subtotal	10,211,866	10,369,308	10,458,515	10,604,435	10,384,571
Valuation adjustment resulting from acquisition accounting	(267)	(299)	(389)	(478)	(567)
Total deposits	$10,211,599	$10,369,009	$10,458,126	$10,603,957	$10,384,004

	June 30,	March 31,	December 31,	September 30,	June 30,
Deposit Composition - Percentages	2019	2019	2018	2018	2018
Core deposits:
Demand and other noninterest-bearing	49.8%	49.2%	50.0%	49.5%	47.7%
Interest-bearing demand	12.3%	12.2%	11.9%	11.9%	12.3%
Money market	22.7%	23.0%	22.6%	22.8%	24.2%
Savings	8.7%	8.7%	8.5%	8.6%	8.4%
Certificates of deposit, less than $250,000	2.2%	2.3%	2.3%	2.4%	2.6%
Total core deposits	95.7%	95.4%	95.3%	95.2%	95.2%

Certificates of deposit, $250,000 or more	1.0%	1.0%	0.9%	0.9%	0.9%
Certificates of deposit insured by CDARS®	0.2%	0.2%	0.2%	0.2%	0.2%
Brokered certificates of deposit	0.4%	0.5%	0.6%	0.6%	0.7%
Reciprocal money market accounts	2.7%	2.9%	3.0%	3.1%	3.0%
Total	100.0%	100.0%	100.0%	100.0%	100.0%

AVERAGE BALANCES AND RATES
Columbia Banking System, Inc.
Unaudited
	Three Months Ended			Three Months Ended
	June 30, 2019			June 30, 2018
	Average Balances	Interest Earned / Paid	Average Rate (3)	Average Balances	Interest Earned / Paid	Average Rate (3)
	(dollars in thousands)
ASSETS
Loans, net (1)(2)	$8,601,819	$117,984	5.50%	$8,389,230	$106,526	5.09%
Taxable securities	2,506,672	15,918	2.55%	2,111,086	11,923	2.27%
Tax exempt securities (2)	463,077	3,433	2.97%	517,206	3,877	3.01%
Interest-earning deposits with banks	35,159	207	2.36%	35,285	151	1.72%
Total interest-earning assets	11,606,727	137,542	4.75%	11,052,807	122,477	4.44%
Other earning assets	233,273			221,141
Noninterest-earning assets	1,256,413			1,255,592
Total assets	$13,096,413			$12,529,540
LIABILITIES AND SHAREHOLDERS’ EQUITY
Certificates of deposit	$403,514	$586	0.58%	$464,217	$549	0.47%
Savings accounts	892,246	43	0.02%	875,529	30	0.01%
Interest-bearing demand	1,261,833	1,098	0.35%	1,295,409	608	0.19%
Money market accounts	2,617,282	3,249	0.50%	2,755,714	1,385	0.20%
Total interest-bearing deposits	5,174,875	4,976	0.39%	5,390,869	2,572	0.19%
FHLB advances	602,041	4,708	3.14%	156,512	815	2.09%
Subordinated debentures	35,392	468	5.30%	35,577	468	5.28%
Other borrowings and interest-bearing liabilities	29,117	154	2.12%	28,097	20	0.29%
Total interest-bearing liabilities	5,841,425	10,306	0.71%	5,611,055	3,875	0.28%
Noninterest-bearing deposits	5,011,496			4,873,953
Other noninterest-bearing liabilities	147,335			89,980
Shareholders’ equity	2,096,157			1,954,552
Total liabilities & shareholders’ equity	$13,096,413			$12,529,540
Net interest income (tax equivalent)		$127,236			$118,602
Net interest margin (tax equivalent)			4.40%			4.30%
__________

(1)
Nonaccrual loans have been included in the tables as loans carrying a zero yield. Amortized net deferred loan fees and net unearned discounts on acquired loans were included in the interest income calculations. The amortization of net deferred loan fees was $2.1 million for both the three months ended June 30, 2019 and 2018, respectively. The incremental accretion income on acquired loans was $2.7 million and $3.0 million for the three months ended June 30, 2019 and 2018, respectively.

(2)
Tax-exempt income is calculated on a tax equivalent basis. The tax equivalent yield adjustment to interest earned on loans was $1.4 million and $1.1 million for the three months ended June 30, 2019 and 2018, respectively. The tax equivalent yield adjustment to interest earned on tax exempt securities was $721 thousand and $814 thousand for the three months ended June 30, 2019 and 2018, respectively.

(3)
Beginning January 2019, average rates were calculated using the actual number of days and on an actual/actual basis. This change was done to provide more meaningful trend information for our net interest margin regardless of the number of days in the period. Prior periods, which were previously reported on a 30/360 basis, have been restated to conform to the current basis.

AVERAGE BALANCES AND RATES
Columbia Banking System, Inc.
Unaudited
	Three Months Ended			Three Months Ended
	June 30, 2019			March 31, 2019
	Average Balances	Interest Earned / Paid	Average Rate (3)	Average Balances	Interest Earned / Paid	Average Rate (3)
	(dollars in thousands)
ASSETS
Loans, net (1)(2)	$8,601,819	$117,984	5.50%	$8,406,664	$109,715	5.29%
Taxable securities	2,506,672	15,918	2.55%	2,637,436	17,415	2.68%
Tax exempt securities (2)	463,077	3,433	2.97%	502,765	3,758	3.03%
Interest-earning deposits with banks	35,159	207	2.36%	14,762	88	2.42%
Total interest-earning assets	11,606,727	137,542	4.75%	11,561,627	130,976	4.59%
Other earning assets	233,273			232,077
Noninterest-earning assets	1,256,413			1,254,337
Total assets	$13,096,413			$13,048,041
LIABILITIES AND SHAREHOLDERS’ EQUITY
Certificates of deposit	$403,514	$586	0.58%	$406,539	$576	0.57%
Savings accounts	892,246	43	0.02%	897,335	44	0.02%
Interest-bearing demand	1,261,833	1,098	0.35%	1,258,054	953	0.31%
Money market accounts	2,617,282	3,249	0.50%	2,664,468	2,925	0.45%
Total interest-bearing deposits	5,174,875	4,976	0.39%	5,226,396	4,498	0.35%
FHLB advances	602,041	4,708	3.14%	499,428	2,685	2.18%
Subordinated debentures	35,392	468	5.30%	35,438	468	5.36%
Other borrowings and interest-bearing liabilities	29,117	154	2.12%	41,703	215	2.09%
Total interest-bearing liabilities	5,841,425	10,306	0.71%	5,802,965	7,866	0.55%
Noninterest-bearing deposits	5,011,496			5,044,620
Other noninterest-bearing liabilities	147,335			155,624
Shareholders’ equity	2,096,157			2,044,832
Total liabilities & shareholders’ equity	$13,096,413			$13,048,041
Net interest income (tax equivalent)		$127,236			$123,110
Net interest margin (tax equivalent)			4.40%			4.32%
__________

(1)
Nonaccrual loans have been included in the tables as loans carrying a zero yield. Amortized net deferred loan fees and net unearned discounts on acquired loans were included in the interest income calculations. The amortization of net deferred loan fees was $2.1 million and $2.2 million for the three months ended June 30, 2019 and March 31, 2019, respectively. The incremental accretion on acquired loans was $2.7 million and $2.0 million for the three months ended June 30, 2019 and March 31, 2019, respectively.

(2)
Tax-exempt income is calculated on a tax equivalent basis. The tax equivalent yield adjustment to interest earned on loans was $1.4 million and $1.3 million for the three months ended June 30, 2019 and March 31, 2019, respectively. The tax equivalent yield adjustment to interest earned on tax exempt securities was $721 thousand and $789 thousand for the three months ended June 30, 2019 and March 31, 2019, respectively.

(3)
Beginning January 2019, average rates were calculated using the actual number of days and on an actual/actual basis. This change was done to provide more meaningful trend information for our net interest margin regardless of the number of days in the period. Prior periods, which were previously reported on a 30/360 basis, have been restated to conform to the current basis.

AVERAGE BALANCES AND RATES
Columbia Banking System, Inc.
Unaudited
	Six Months Ended			Six Months Ended
	June 30, 2019			June 30, 2018
	Average Balances	Interest Earned / Paid	Average Rate (3)	Average Balances	Interest Earned / Paid	Average Rate (3)
	(dollars in thousands)
ASSETS
Loans, net (1)(2)	$8,504,781	$227,699	5.40%	$8,369,097	$210,617	5.07%
Taxable securities	2,571,692	33,333	2.61%	2,134,433	24,631	2.33%
Tax exempt securities (2)	482,812	7,191	3.00%	520,689	7,755	3.00%
Interest-earning deposits with banks	25,016	295	2.38%	63,368	496	1.58%
Total interest-earning assets	11,584,301	$268,518	4.67%	11,087,587	$243,499	4.43%
Other earning assets	232,678			219,642
Noninterest-earning assets	1,255,381			1,258,909
Total assets	$13,072,360			$12,566,138
LIABILITIES AND SHAREHOLDERS’ EQUITY
Certificates of deposit	$405,018	$1,162	0.58%	$471,930	$1,075	0.46%
Savings accounts	894,777	87	0.02%	876,842	71	0.02%
Interest-bearing demand	1,259,954	2,051	0.33%	1,274,234	1,143	0.18%
Money market accounts	2,640,744	6,174	0.47%	2,775,253	2,792	0.20%
Total interest-bearing deposits	5,200,493	9,474	0.37%	5,398,259	5,081	0.19%
FHLB advances	551,018	7,393	2.71%	141,171	1,385	1.98%
Subordinated debentures	35,415	936	5.33%	35,600	936	5.30%
Other borrowings and interest-bearing liabilities	35,375	369	2.10%	44,378	136	0.62%
Total interest-bearing liabilities	5,822,301	$18,172	0.63%	5,619,408	$7,538	0.27%
Noninterest-bearing deposits	5,027,966			4,901,200
Other noninterest-bearing liabilities	151,457			93,602
Shareholders’ equity	2,070,636			1,951,928
Total liabilities & shareholders’ equity	$13,072,360			$12,566,138
Net interest income (tax equivalent)		$250,346			$235,961
Net interest margin (tax equivalent)			4.36%			4.29%
__________

(1)
Nonaccrual loans have been included in the table as loans carrying a zero yield. Amortized net deferred loan fees and net unearned discounts on acquired loans were included in the interest income calculations. The amortization of net deferred loan fees was $4.3 million for both the six months ended June 30, 2019 and 2018, respectively. The incremental accretion on acquired loans was $4.7 million and $6.7 million for the six months ended June 30, 2019 and 2018, respectively.

(2)
Tax-exempt income is calculated on a tax equivalent basis. The tax equivalent yield adjustment to interest earned on loans was $2.7 million and $2.2 million for the six months ended June 30, 2019 and 2018, respectively. The tax equivalent yield adjustment to interest earned on tax exempt securities was $1.5 million and $1.6 million for the six months ended June 30, 2019 and 2018, respectively.

(3)
Beginning January 2019, average rate was calculated using the actual number of days to be on an actual/actual basis. This change was done to provide more meaningful trend information for our net interest margin regardless of the number of days in the period. Prior periods, which were previously reported on a 30/360 basis, have been restated to conform to the current basis.

Non-GAAP Financial Measures
The Company considers its operating net interest margin and operating efficiency ratios to be useful measurements as they more closely reflect the ongoing operating performance of the Company. Despite the usefulness of the operating net interest margin and operating efficiency ratio to the Company, there are no standardized definitions for them and, as a result, the Company’s calculations may not be comparable with other organizations. The Company encourages readers to consider its consolidated financial statements in their entirety and not to rely on any single financial measure.
The following tables reconcile the Company’s calculation of the operating net interest margin and operating efficiency ratio:

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2019	2019	2018	2019	2018
Operating net interest margin non-GAAP reconciliation:	(dollars in thousands)
Net interest income (tax equivalent) (1)	$127,236	$123,110	$118,602	$250,346	$235,961
Adjustments to arrive at operating net interest income (tax equivalent):
Incremental accretion income on FDIC purchased credit impaired loans	(579)	(288)	(326)	(867)	(655)
Incremental accretion income on other acquired loans	(2,084)	(1,747)	(2,690)	(3,831)	(6,060)
Premium amortization on acquired securities	1,651	1,779	2,131	3,430	4,206
Interest reversals on nonaccrual loans	662	626	253	1,288	670
Operating net interest income (tax equivalent) (1)	$126,886	$123,480	$117,970	$250,366	$234,122
Average interest earning assets	$11,606,727	$11,561,627	$11,052,807	$11,584,301	$11,087,587
Net interest margin (tax equivalent) (1)(2)	4.40%	4.32%	4.30%	4.36%	4.29%
Operating net interest margin (tax equivalent) (1)(2)	4.38%	4.33%	4.28%	4.36%	4.26%

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2019	2019	2018	2019	2018
Operating efficiency ratio non-GAAP reconciliation:	(dollars in thousands)
Noninterest expense (numerator A)	$86,728	$84,700	$84,643	$171,428	$170,630
Adjustments to arrive at operating noninterest expense:
Acquisition-related expenses	—	—	(2,822)	—	(7,087)
Net benefit (cost) of operation of OREO and OPPO	705	(114)	(758)	591	(754)
Loss on asset disposals	—	—	(1)	—	(1)
Business and Occupation (“B&O”) taxes	(1,411)	(1,876)	(1,459)	(3,287)	(2,776)
Operating noninterest expense (numerator B)	$86,022	$82,710	$79,603	$168,732	$160,012

Net interest income (tax equivalent) (1)	$127,236	$123,110	$118,602	$250,346	$235,961
Noninterest income	25,648	21,696	23,692	47,344	46,835
Bank owned life insurance tax equivalent adjustment	424	404	455	828	834
Total revenue (tax equivalent) (denominator A)	$153,308	$145,210	$142,749	$298,518	$283,630

Operating net interest income (tax equivalent) (1)	$126,886	$123,480	$117,970	$250,366	$234,122
Adjustments to arrive at operating noninterest income (tax equivalent):
Investment securities loss (gain), net	(285)	(1,847)	33	(2,132)	11
Gain on asset disposals	—	—	(47)	—	(82)
Operating noninterest income (tax equivalent)	25,787	20,253	24,133	46,040	47,598
Total operating revenue (tax equivalent) (denominator B)	$152,673	$143,733	$142,103	$296,406	$281,720
Efficiency ratio (tax equivalent) (numerator A/denominator A)	56.57%	58.33%	59.29%	57.43%	60.16%
Operating efficiency ratio (tax equivalent) (numerator B/denominator B)	56.34%	57.54%	56.02%	56.93%	56.80%
__________
(1) Tax-exempt interest income has been adjusted to a tax equivalent basis. The amount of such adjustment was an addition to net interest income of $2.1 million for the three months ended June 30, 2019 and March 31, 2019, $1.9 million for the three months ended June 30, 2018; and $4.2 million and $3.8 million for the six month periods ended June 30, 2019 and 2018, respectively.
(2) Beginning January 2019, net interest margin (tax equivalent) and operating net interest margin (tax equivalent) were calculated using the actual number of days and on an actual/actual basis. This change was done to provide more meaningful trend information for our net interest margin regardless of the number of days in the period. Prior periods, which were previously reported on a 30/360 basis, have been restated to conform to the current basis.

Non-GAAP Financial Measures - Continued
The Company also considers its core noninterest expense ratio to be a useful measurement as it more closely reflects the ongoing operating performance of the Company. Despite the usefulness of the core noninterest expense ratio to the Company, there is not a standardized definition for it, as a result, the Company’s calculations may not be comparable with other organizations. The Company encourages readers to consider its consolidated financial statements in their entirety and not to rely on any single financial measure.
The following table reconciles the Company’s calculation of the core noninterest expense ratio:

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2019	2019	2018	2019	2018
Core noninterest expense ratio non-GAAP reconciliation:	(dollars in thousands)
Noninterest expense (numerator A)	$86,728	$84,700	$84,643	$171,428	$170,630
Adjustments to arrive at core noninterest expense:
Acquisition-related expenses	—	—	(2,822)	—	(7,087)
Core noninterest expense (numerator B)	$86,728	$84,700	$81,821	$171,428	$163,543
Average assets (denominator)	$13,096,413	$13,048,041	$12,529,540	$13,072,360	$12,566,138
Noninterest expense ratio (numerator A/denominator) (1)	2.65%	2.60%	2.70%	2.62%	2.72%
Core noninterest expense ratio (numerator B/denominator) (2)	2.65%	2.60%	2.61%	2.62%	2.60%
__________
(1) For the purpose of this ratio, interim noninterest expense has been annualized.
(2) For the purpose of this ratio, interim core noninterest expense has been annualized.

The Company considers its tangible common equity ratio and tangible book value per share ratio to be useful measurements in evaluating the capital adequacy of the Company as they provide a method to assess management’s success in utilizing our tangible capital. Despite the usefulness of these ratios to the Company, there is not a standardized definition for them, as a result, the Company’s calculation may not always be comparable with other organizations. The Company encourages readers to consider its consolidated financial statements in their entirety and not to rely on any single financial measure.

The following tables reconcile the Company’s calculation of the tangible common equity ratio:

	June 30,	March 31,	June 30,
	2019	2019	2018
Tangible common equity ratio and tangible book value per common share non-GAAP reconciliation:	(dollars in thousands except per share amounts)
Shareholders’ equity (numerator A)	$2,133,638	$2,088,620	$1,964,881
Adjustments to arrive at tangible common equity:
Goodwill	(765,842)	(765,842)	(765,842)
Other intangible assets, net	(40,540)	(43,189)	(51,897)
Tangible common equity (numerator B)	$1,327,256	$1,279,589	$1,147,142
Total assets (denominator A)	$13,090,808	$13,064,436	$12,628,586
Adjustments to arrive at tangible assets:
Goodwill	(765,842)	(765,842)	(765,842)
Other intangible assets, net	(40,540)	(43,189)	(51,897)
Tangible assets (denominator B)	$12,284,426	$12,255,405	$11,810,847
Shareholders’ equity to total assets (numerator A/denominator A)	16.30%	15.99%	15.56%
Tangible common shareholders’ equity to tangible assets (numerator B/denominator B)	10.80%	10.44%	9.71%
Common shares outstanding (denominator C)	72,924	73,565	73,245
Book value per common share (numerator A/denominator C)	$29.26	$28.39	$26.83
Tangible book value per common share (numerator B/denominator C)	$18.20	$17.39	$15.66

Non-GAAP Financial Measures - Continued
The Company also considers its return on average tangible common equity ratio to be a useful measurement as it evaluates the Company’s ongoing ability to generate returns for its common shareholders. By removing the impact of intangible assets and their related amortization and tax effects, the performance of the business can be evaluated, whether acquired or developed internally. Despite the usefulness of this ratio to the Company, there is not a standardized definition for it, and, as a result, the Company’s calculation may not always be comparable with other organizations. The Company encourages readers to consider its consolidated financial statements in their entirety and not to rely on any single financial measure.

The following tables reconcile the Company’s calculation of the return on average tangible common shareholders' equity ratio:

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2019	2019	2018	2019	2018
Return on average tangible common equity non-GAAP reconciliation:	(dollars in thousands)
Net income (numerator A)	$51,724	$45,871	$41,749	$97,595	$81,719
Adjustments to arrive at tangible income applicable to common shareholders:
Amortization of intangibles	2,649	2,748	3,088	5,397	6,276
Tax effect on intangible amortization	(556)	(577)	(649)	(1,133)	(1,318)
Tangible income applicable to common shareholders (numerator B)	$53,817	$48,042	$44,188	101,859	$86,677
Average shareholders’ equity (denominator A)	$2,096,157	$2,044,832	$1,954,552	2,070,636	$1,951,928
Adjustments to arrive at average tangible common equity:
Average intangibles	(807,678)	(810,376)	(819,211)	(809,020)	(820,785)
Average tangible common equity (denominator B)	$1,288,479	$1,234,456	$1,135,341	$1,261,616	$1,131,143
Return on average common equity (numerator A/denominator A) (1)	9.87%	8.97%	8.54%	9.43%	8.37%
Return on average tangible common equity (numerator B/denominator B) (2)	16.71%	15.57%	15.57%	16.15%	15.33%
__________
(1) For the purpose of this ratio, interim net income has been annualized.
(2) For the purpose of this ratio, interim tangible income applicable to common shareholders has been annualized.